Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 19, 2021, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Heartland Express, Inc. on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said reports in the Registration Statements of Heartland Express, Inc. on Form S-3 (File No. 333-239983).

Tulsa, Oklahoma
November 30, 2021